As filed with the Securities and Exchange Commission on March 13, 2000.

                                                     Registration No. 333-32036


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 2 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                ----------------

                                   DYNEGY INC.
             (Exact name of Registrant as specified in its charter)

              Illinois                                          74-2928353
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

1000 Louisiana Street, Suite 5800                                  77002
           Houston, Texas                                       (Zip Code)
(Address of Principal Executive Offices)

                               Kenneth E. Randolph
                        1000 Louisiana Street, Suite 5800
                              Houston, Texas 77002
                                 (713) 507-6400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                ----------------
                                    Copy to:
                                Julien R. Smythe
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1900 Pennzoil Place - South Tower
                                  711 Louisiana
                              Houston, Texas 77002
                                 (713) 220-5800
                                ----------------

            Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of this registration statement as determined by the selling stockholder.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ----------------


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   Optional Cash Purchases of More than $10,000
                                (A)                       (B)                     (C)                    (D)
                          Threshold Price
                            and Waiver               Optional Cash
                         Discount, if any,        Investments Must be       Pricing Period           Investment
       Year               will be set by              received by             Start Date                Date
     -------             -----------------       --------------------      ----------------        ---------------

       2002 .........       January 11                January 15              January 16             January 24
                            January 28                January 30              January 31             February 7
                            February 12               February 14             February 15            February 25
                              March 1                   March 5                 March 6               March 13
                             March 18                  March 20                March 21               March 28
                              April 3                   April 5                 April 8               April 15
                             April 17                  April 19                April 22               April 29
                               May 1                     May 3                   May 6                 May 13
                              May 15                    May 17                  May 20                 May 28
                              June 3                    June 5                  June 6                 June 13
                              June 17                   June 19                 June 20                June 27
                              July 1                    July 3                  July 5                 July 12
                              July 17                   July 19                 July 22                July 29
                             August 2                  August 6                August 7               August 14
                             August 16                 August 20               August 21              August 28
                            September 4               September 6             September 9           September 16
                           September 18              September 20            September 23           September 30
                             October 2                 October 4               October 7             October 14
                            October 17                October 21              October 22             October 29
                            November 1                November 5              November 6             November 13
                            November 15               November 19             November 20            November 27
                            December 3                December 5              December 6             December 13
                            December 16               December 18             December 19            December 27

       2003 .........        January 3                 January 7               January 8             January 15
                            January 16                January 21              January 22             January 29
                            January 30                February 3              February 4             February 11
                            February 12               February 14             February 18            February 25
                              March 3                   March 5                 March 6               March 13
                             March 17                  March 19                March 20               March 27
                              April 1                   April 3                 April 4               April 11
                             April 16                  April 21                April 22               April 29
                               May 1                     May 5                   May 6                 May 13
                              May 15                    May 19                  May 20                 May 28
                              June 3                    June 5                  June 6                 June 13
                              June 17                   June 19                 June 20                June 27
                              July 7                    July 9                  July 10                July 17
                              July 22                   July 24                 July 25               August 1
                             August 5                  August 7                August 8               August 15
                             August 19                 August 21               August 22              August 29
                            September 4               September 8             September 9           September 16
                           September 18              September 22            September 23           September 30
                             October 2                 October 6               October 7             October 14
                            October 20                October 22              October 23             October 30
                            November 3                November 5              November 6             November 13
                            November 14               November 18             November 19            November 26
                            December 3                December 5              December 8             December 15
                            December 16               December 18             December 19            December 29


     DIVIDEND PAYMENT DATES ARE AT THE DISCRETION OF DYNEGY. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS PRICING PERIODS AND INVESTMENT DATES MAY VARY. FOR MORE INFORMATION, PLEASE CONTACT THE ADMINISTRATOR AT (917) 320-6300

A. The Threshold Price and the Waiver Discount, if any, will be established three business days prior to the first day of the Pricing Period.

B. Optional cash purchases made pursuant to a request for waiver are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.

C. The Pricing Period will be the five consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date.

D. The Investment Date will be (i) in any month in which a dividend payment occurs, such dividend payment date and the 15th day of the month or, if either day is not a business day, the business day immediately following that day; and (ii) in any month in which no dividend payment occurs, the first and 15th day of the month or, if either day is not a business day, the business day immediately following that day.